Change
in
Independent
Registered
Public
Accounting
Firm

On
March
9,
2023,
BBD
LLP
(“BBD”)
ceased
to
serve
as
the
independent
registered
public
accounting firm
of
the
Fund,
a
series
of
Forum
Funds.
The
Audit
Committee
of
the
Board
of
Directors
approved
the replacement
of
BBD
as
a
result
of
Cohen
&
Company,
Ltd.’s
(“Cohen”)
acquisition
of
BBD’s
investment management group.
The reports of BBD on the financial statements of the Fund as of and for the fiscal years ended August 31, 2022 and August 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles. During the years ended August 31, 2022 and August 31, 2021, and during the subsequent interim period through
March
9,
2023,
(i)
there
were
no
disagreements
between
the
Trust
and
BBD
on
any
matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which
disagreements,
if
not
resolved
to
the
satisfaction
of
BBD,
would
have
caused
it
to
make
reference
to the subject matter of the disagreements in its report on the financial statements of the Fund for such years
or
interim
period,
and
(ii)
there
were
no
“reportable
events,”
as
defined
in
Item
304(a)(1)
(v)
of
Regulation
S-K
under
the
Securities
Exchange
Act
of
1934,
as
amended.
The
Trust
requested
that
BBD
furnish
it
with
a
letter
addressed
to
the
U.S.
Securities
and
Exchange Commission
stating
that
it
agrees
with
the
above
statements.
A
copy
of
this
letter
is
filed
as
an
exhibit to Form N-CSR.
On March 17, 2023, the Audit Committee of the Board also recommended and approved the appointment of
Cohen
as
the
Fund's
independent
registered
public
accounting
firm
for
the
fiscal
year ending August 31, 2023.
During the fiscal years ended August 31, 2022 and August 31, 2021, and during the subsequent interim period
through
March
17,
2023,
neither
the
Trust
,
nor
anyone
acting
on
its
behalf,
consulted with Cohen on behalf of the Fund regarding the application of accounting principles to a specified transaction
(either
completed
or
proposed),
the
type
of
audit
opinion
that
might
be
rendered
on the Fund’s financial statements, or any matter that was either, (i) the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto; or (ii) "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K.

October 30, 2023

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Forum Funds
File no. 811-03023

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of MAI Managed Volatility Fund, a series of Forum Funds, dated October 30, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP